As filed with the Securities and Exchange Commission on August 4, 2009
Registration No. 333-160122
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIRCASTLE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0444035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
(203) 504-1020
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David R. Walton
Chief Operating Officer, General Counsel and Secretary
c/o Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 504-1020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered(1)	Registered(2)(3)	Price per Unit(2)(3)	Offering Price(2)(3)	Fee
Primary Offering:
Common Shares
Preference Shares
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
Total Primary Offering			$1,000,000,000	$55,800	(5)
Secondary Offering:
Common Shares	30,560,877	$7.14 (4)	$ 218,204,662 (4)	$12,176	(4)
Total			$1,218,204,662	$67,976	(6)

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction II.D.
(3) We are registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $1,000,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, up to 30,560,877 of our common shares may be offered pursuant to this registration statement by the selling shareholders.
(4) Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common shares traded on the New York Stock Exchange on June 18, 2009.
(5) Calculated pursuant to Rule 457(o) under the Securities Act.
(6) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended Calculation of Registration Fee table and the exhibits indicated in Item 16 of Part II. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-3 and are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 4th day of August, 2009.

AIRCASTLE LIMITED

By:	/s/ Ron Wainshal
Name:     Ron Wainshal

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Ron Wainshal	Chief Executive Officer	August 4, 2009

* Michael Inglese	Chief Financial Officer	August 4, 2009

* Aaron Dahlke	Chief Accounting Officer	August 4, 2009

* Wesley R. Edens	Chairman of the Board of Directors	August 4, 2009

* Joseph P. Adams Jr.	Deputy Chairman of the Board of Directors	August 4, 2009

* Ronald W. Allen	Director	August 4, 2009

* Douglas A. Hacker	Director	August 4, 2009

* John Z. Kukral	Director	August 4, 2009

* Ronald L. Merriman	Director	August 4, 2009

* Peter Ueberroth	Director	August 4, 2009

* By /s/ David Walton David Walton Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for common shares*
2.1	Asset Purchase Agreement, dated as of January 21, 2007, by and among the Sellers listed on Schedule 1-A thereto, each of which is a direct or indirect subsidiary of Guggenheim Aviation Investment Fund, LP, a Delaware limited partnership; and the Purchasers listed on Schedule 1-B, each of which is a direct or indirect subsidiary of Aircastle Limited, a Bermuda exempted company (incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2007)
3.1	Memorandum of Association (incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006)
3.2	Bye-laws (incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006)
4.1	Specimen Share Certificate (incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006)
4.2	Specimen Preference Share Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preference Shares issued hereunder*
4.3	Form of Deposit Agreement*
4.4	Form of Depositary Receipt*
4.5	Form of Debt Securities Indenture (including form of Debt Security)**
4.6	Form of Warrant Agreement (including form of Warrant Certificate)*
4.7	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
4.8	Form of Share Purchase Contract (including form of Share Purchase Contract Certificate)*
4.9	Form of Share Purchase Unit Agreement (including form of Share Purchase Unit Certificate)*
4.10	Amended and Restated Shareholders Agreement among Aircastle Limited and Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd. (incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006)
5.1	Opinion of Conyers Dill & Pearman
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)**
24.1	Power of Attorney (included as part of the signature pages)**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Debt Securities Indenture**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**	Previously filed.

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